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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) NOVEMBER 1, 2005
                                                         ----------------

                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                          001-16583                   58-2632672
(State or other jurisdiction of in      (Commission File Number)        (I.R.S. Employer
     Company or organization)                                          Identification No.)


1170 PEACHTREE ST., N.E., SUITE 2400, ATLANTA, GA                            30309
   (Address of principal executive offices)                                (Zip Code)


        Registrant's telephone number, including area code: 404-853-1400


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        Effective as of July 29, 2005, Kenneth W. Honeycutt, Jr. retired from his position as President and Chief Executive Officer of Acuity Lighting Group, Inc. in connection with his expected retirement from Acuity Brands, Inc. (the "Company") on or about December 31, 2005. To assist the Company in the transition of the responsibilities Mr. Honeycutt previously performed, the Company entered into a consulting agreement with Mr. Honeycutt on November 1, 2005. Pursuant to this agreement, Mr. Honeycutt will be available to the Company on a reasonable basis for consultation and advice regarding the transition to his successor of the responsibilities he previously performed as the President and Chief Executive Officer of Acuity Lighting Group, Inc.

        The consulting agreement has a term of fourteen months, beginning upon Mr. Honeycutt's retirement on December 31, 2005 and terminating on February 28, 2007. As consideration for the performance of services under the consulting agreement, the Company will pay Mr. Honeycutt a fee of $273,154 in a lump sum cash payment on December 31, 2005 and eight monthly installments of approximately $45,500 beginning on July 1, 2006 (the "Consulting Fees"). Upon a change of control, as defined in the consulting agreement, Mr. Honeycutt would be entitled to a lump sum cash payment in an amount equal to the present value at the time of such change of control of the remaining Consulting Fees owed under the consulting agreement. Mr. Honeycutt will be entitled to receive payments in accordance with the terms of the Company's pension or retirement plan, 401(k) plan, or stock option or restricted stock plan, however, Mr. Honeycutt will not be eligible to continue to participate as an employee in any such plans after his retirement. During the term of the consulting agreement, Mr. Honeycutt will, along with his dependents, have the right to continue their Company-sponsored group health care benefits and the Company shall pay the portion of the premiums for coverage Mr. Honeycutt and his dependents would have paid had he still been an employee of the Company. In addition, the Company shall provide an additional eighteen months of coverage at Mr. Honeycutt's election and at his sole expense.

        Mr. Honeycutt has agreed to hold the Company's proprietary information and other confidential information confidential for a period of three years ending on November 1, 2008. Mr. Honeycutt has also agreed to hold the Company's trade secrets confidential for so long as they qualify as such under applicable law. Further, Mr. Honeycutt has agreed that during the term of the consulting agreement he will not directly or indirectly perform for any "direct competitor," as defined in the consulting agreement, any of the services or responsibilities Mr. Honeycutt performed for the Company. Finally, Mr. Honeycutt has also agreed to refrain from soliciting the Company's customers, suppliers, and employees during the term of the consulting agreement.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 7, 2005


                                 ACUITY BRANDS, INC.




                                 By:  /s/ KENYON W. MURPHY
                                    -----------------------------------------
                                      Kenyon W. Murphy
                                      Senior Vice President and General Counsel